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                                                       [Exhibit 5.1 Opinion]



                             January 3, 1996


Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, CO 80202

Gentlemen:

     We are acting as counsel for Forest Oil Corporation, a New York corporation (the "Company"), in connection with the proposed offer and sale by the Company and Saxon Petroleum Inc. (the "Selling Shareholder") to the Underwriters (the "Underwriters"), pursuant to the prospectus forming a part of a Registration Statement on Form S-2, File No. 33-64949, originally filed with the Securities and Exchange Commission on December 13, 1995 (such Registration Statement, as amended at the effective date thereof being referred to herein as the "Registration Statement") of 10,940,000 and 1,060,000, shares, respectively, of Common Stock, par value $.10 per share ("Common Stock"), of the Company, together with a maximum of 1,800,000 shares of Common Stock which may be sold to the Underwriters pursuant to the over-allotment option provided in the Underwriting Agreement (collectively, said 13,800,000 shares of Common Stock are referred to herein as the "Shares"). Share numbers in this opinion have been adjusted to reflect a proposed 5 to 1 reverse stock split to be considered at a special meeting of shareholders scheduled to be held on January 5, 1996. Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

     We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933, as amended.

     In connection with the opinion expressed herein, we have examined, among other things, the Restated Certificate of Incorporation and the bylaws of the Company, as amended, the records of corporate proceedings that have occurred prior to the date hereof with respect to such offering, the Registration Statement and the form of Underwriting Agreement to be executed among the Company, the Selling Shareholder and Salomon Brothers Inc, Dillon, Read & Co. Inc., Morgan Stanley & Co. Incorporated and Chase Securities, Inc., as Representatives of the several Underwriters. We have also reviewed such questions of law as we have deemed necessary or appropriate.

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Forest Oil Corporation
January 3, 1996
Page 2


     Based upon the foregoing, we are of the opinion that the Shares proposed to be sold by the Company to the Underwriters have been validly authorized for issuance and, upon the issuance and delivery of those Shares to be sold by the Company, and the Shares to be sold by the Selling Shareholder in accordance with the provisions of the Underwriting Agreement (assuming that it is executed in the form reviewed by us), and as set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     This opinion is limited in all respects to the General Corporation Law of the State of New York.

     We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        Very truly yours,



                                        /s/ VINSON & ELKINS L.L.P.